UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31279	33-0044608
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10210 Genetic Center Drive
	San Diego, CA	92121
	(Address of Principal Executive Offices)	(Zip Code)
(858) 410-8000
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended
    (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended
    (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit List
EX-2.1
EX-99.1

Item 7.01. Regulation FD Disclosure.
     On January 30, 2009, Gen-Probe Incorporated (the “Company”) and Tepnel Life Sciences Plc (“Tepnel”), a company registered in England and Wales, issued a Rule 2.5 Announcement (the “Rule 2.5 Announcement”) under the City Code on Takeovers and Mergers (the “Code”), and the Company issued a press release, in each case announcing that the Company has made a recommended cash offer (the “Offer”) for the acquisition by the Company of the entire issued and to be issued ordinary shares of Tepnel. The Company intends to implement the Offer pursuant to a court sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006. Subject to certain conditions, including approval of the Offer by a majority in number representing 75% or more in value of Tepnel’s shareholders entitled to vote as described in the Rule 2.5 Announcement, Tepnel shareholders will receive 27.1 pence in cash per share under the Offer.
     The Rule 2.5 Announcement also describes the Implementation Agreement entered into by the Company and Tepnel on January 30, 2009 in connection with the Offer and the Rule 2.5 Announcement, which, among other things, contains certain assurances in relation to the implementation of the Offer and certain further assurances and confirmations between the parties. Under the Implementation Agreement and the Rule 2.5 Announcement, Gen-Probe reserves the right to implement the Offer by means of a takeover offer under the Code.
     The Company is furnishing the Rule 2.5 Announcement and the Company’s press release as Exhibits 2.1 and 99.1 hereto, respectively, both of which are incorporated herein by reference. The information contained in this Current Report, including Exhibits 2.1 and 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
     The Company also announced that at 5:30 a.m. Pacific Time on Friday, January 30, 2009, it is expected that certain executives of the Company will participate in an investor conference call in connection with the Offer.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

2.1	Rule 2.5 Announcement.

99.1	Press release dated January 30, 2009.
Forward Looking Statements
          Any statements in this Current Report on Form 8-K and the exhibits hereto about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Offer, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to:
•	the expected effects on the Company of the Offer;

•	the expected timing and scope of the Offer;

•	anticipated financial performance as a result of the Offer;

•	estimated cost savings and other synergies as a result of the Offer;

•	issues associated with new product introductions;

•	foreign currency fluctuations;

•	risks associated with growth;

•	changes in economic or industry conditions generally or in the markets served by the Company and Tepnel;

•	obtaining approval of the Offer by Tepnel’s shareholders;

•	court approval; and

•	the ability to successfully implement the Offer.
          The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our most recent annual report on Form 10-K and all subsequent periodic reports. We assume no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.
No Offer or Solicitation
          This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
Date: January 30, 2009		R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

Exhibit List

2.1	Rule 2.5 Announcement.

99.1	Press release dated January 30, 2009.